Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2021

Provides Outlook for Full Year 2022

CHARLOTTE, N.C., March 10, 2022 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the fourth quarter and full year ended December 31, 2021.
Warren Veltman, President and Chief Executive Officer, said “Our team made meaningful progress towards achieving our long-term goals during fiscal year 2021. Despite the ongoing challenges facing our Company and the industries we serve, we are optimistic given the trends in our businesses, including the continued growth in our sales pipeline and in new business wins heading into the new year. In January 2022, we welcomed Andrew Wall as our Chief Commercial Officer who will be responsible for advancing our business growth strategy and capturing additional market share driven by end market megatrends. Our sales pipeline includes several new programs of meaningful size that utilize capabilities across Mobile and Power Solutions in strategic growth areas such as electric vehicles and the power grid. Subsequent to year-end, we successfully adjusted our debt covenants with no increase in interest rate and announced the closure of our Taunton facility to rationalize our manufacturing footprint and cost structure. We are confident that these actions provide the platform we need to achieve growth and deliver increased shareholder value during 2022.”

Fourth Quarter GAAP Results
Net sales were $110.4 million, a decrease of 7.3% from the fourth quarter of 2020, primarily driven by lower sales in Mobile Solutions which was partially offset by an increase in Power Solutions sales.

Loss from operations was $3.8 million compared to an operating loss of $1.0 million in the fourth quarter of 2020, primarily as a result of lower sales, irregular customer production scheduling due to supply chain constraints, and material and labor cost inflation.

Income from operations in the Mobile Solutions segment was $0.7 million compared to $4.6 million for the same period in 2020. Loss from operations for Power Solutions segment was $0.1 million compared to income from operations of $1.8 million for the same period in 2020.
Net income was $0.5 million compared to net income of $147.4 million for the same period in 2020. The reduction in net income was primarily driven by the gain on sale of the former Life Sciences business in 2020, partially offset by the discontinuation of hedge accounting on an interest rate swap which resulted in a loss of $14.8 million during the fourth quarter of 2020.

Fourth Quarter Adjusted Results
Adjusted income from operations for the fourth quarter of 2021 was $0.8 million compared to an adjusted income from operations of $7.3 million for the same period in 2020.
Adjusted EBITDA was $12.1 million, or 10.9% of sales, compared to $16.8 million, or 14.2% of sales, for the same period in 2020.
Adjusted net loss was $0.8 million, or $0.01 per diluted share, compared to adjusted net income of $7.0 million, or $0.17 per diluted share, for the same period in 2020.
Free cash flow was $6.2 million compared to use of cash of $7.1 million for the same period in 2020.
"Sales in our Power Solutions business increased year over year on top of a strong rebound from COVID-19 that occurred in the fourth quarter of 2020. Our Mobile Solutions business was adversely impacted by the ongoing semiconductor chip shortages reducing our customers’ production schedules. We are in the process of implementing price increases to mitigate cost increases which we expect to be in place for most of 2022. We generated $6.2 million of free cash flow during the fourth quarter of 2021 which included the negative impact of a $1.4 million repayment of deferred FICA amounts from 2020 CARES Act initiatives.” said Veltman.

Mobile Solutions
Net sales for the fourth quarter of 2021 were $65.6 million compared to $75.1 million in the fourth quarter of 2020, a decrease of 12.6% or $9.5 million. The decrease in sales was primarily driven by the ongoing impact of the semiconductor shortage’s affecting the automotive industry, resulting in production shutdowns at a number of our customers’ facilities during the quarter. Adjusted income from operations was $1.5 million compared to $6.8 million of adjusted income from operations in the fourth quarter of 2020. Adjusted income from operations decreased as a result of lower sales volume, an increase in input costs, the reintroduction of expenses and benefits temporarily suspended in the prior year due to the COVID-19 pandemic, and operating inefficiencies which were partially offset by a customer pricing settlement.

Power Solutions
Net sales for the fourth quarter of 2021 were $44.8 million compared to $44.0 million in the fourth quarter of 2020, an increase of 1.8% or $0.8 million. The increase in sales was primarily driven by stronger demand from continued recovery within end markets that were adversely impacted by the COVID-19 pandemic in the prior year. Adjusted income from operations was $2.7 million compared to $5.1 million in the fourth quarter of 2020. The decrease in adjusted income from operations was primarily due to an increase in input costs as a result of inflation, operating inefficiencies in our Aerospace, Defense & Medical (“AD&M”) business, and the reintroduction of expenses and benefits temporarily suspended in the prior year due to the COVID-19 pandemic, partially offset by higher sales volumes.

Full Year Results
Key highlights from the year include:

Net sales increased $50.1 million, or 11.7%, to $477.6 million compared to $427.5 million for 2020, driven by an increase in net sales of 12% in both the Power Solutions and Mobile Solutions segments.

GAAP operating loss was $9.0 million compared to a GAAP operating loss of $117.5 million in 2020, primarily driven by the $92.9 million impairment of goodwill in Power Solutions in 2020.

Income from operations for 2021 in Mobile Solutions was $9.0 million. Income from operations for 2021 in Power Solutions was $6.5 million.

On an adjusted basis, income from operations for 2021 was $10.1 million compared to adjusted income from operations of $7.8 million in 2020. Adjusted EBITDA for 2021 was $52.1 million, or 10.9% of sales, versus $46.5 million, or 10.9% of sales, for the same period in 2020. Free cash flow was a use of $2.6 million compared to a use of cash of $8.2 million in 2020.
Mike Felcher, NN Senior Vice President and CFO, commented, “We are pleased with the progress we made during 2021 and look forward to building on the momentum in our operations during 2022. Our successfully completed financing strengthens our balance sheet and provides us with a solid foundation to pursue opportunistic initiatives that will drive long-term growth. While our team faced several challenges during the second half of fiscal 2021, the recovery in Mobile Solutions and continued momentum in Power Solutions reinforces our confidence in our 2025 sales growth targets.”

Mobile Solutions
Net sales for 2021 were $285.9 million compared to $256.4 million in 2020, an increase of 12% or $29.5 million. The increase in sales was driven by stronger demand from the COVID-19 pandemic recovery in the first half of the year, offset by the ongoing impact of the semiconductor shortage’s affecting the automotive industry, resulting in production shutdowns at a number of customer facilities during the third and fourth quarter. Adjusted income from operations for 2021 was $13.0 million compared to $11.2 million of adjusted operating income in 2020. Adjusted operating income increased as a result of improved sales volume and a customer pricing settlement, partially offset by the reintroduction of costs suspended in the prior year due to the COVID-19 pandemic and material and labor inflation.

Power Solutions
Net sales for 2021 were $191.8 million compared to $171.3 million in 2020, an increase of 12% or $20.5 million. The increase in sales was primarily driven by stronger demand within the end markets which were adversely impacted by the COVID-19 pandemic in the prior year. Adjusted income from operations for 2021 was $17.9 million compared to $22.2 million in 2020. The decrease in adjusted operating income was primarily due to an adverse shift in sales mix, increased input costs, operating inefficiencies in our AD&M business, and the reintroduction of expenses and benefits that were temporarily suspended in the prior year due to the COVID-19 pandemic, partially offset by higher sales volumes.

2022 Outlook

◦Revenue in the range of $515 million to $540 million
◦Adjusted EBITDA in the range of $57 million to $63 million
◦Free cash flow in the range of $14 million to $20 million
◦Free cash flow guidance does not include CARES Act tax refund of ~$10 million due to uncertain timing

The 2022 Outlook assumes normal supply of semiconductor chips in the second half of 2022 and that we will not experience significant production or supply disruptions as a result of the Russia-Ukraine conflict or COVID-19.

Conference Call
NN will discuss its results during its quarterly investor conference call on March 11, 2022, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10155662. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until March 11, 2023.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, and free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and China.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. (“the Company”), based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the impacts of the COVID-19 pandemic on the Company’s financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, and political instability, currency fluctuation, and other risks of doing business outside of the United States; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions; new laws and governmental regulations; the impact of climate change on our operations; cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions; and other risk factors and cautionary statements listed from time-to-time in our periodic reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, , the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021, and, when filed, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$110,379	$119,028	$477,584	$427,534
Cost of sales (exclusive of depreciation and amortization shown separately below)	91,868	93,982	389,995	343,594
Selling, general, and administrative expense	11,148	13,877	51,489	58,055
Depreciation and amortization	11,335	11,561	46,195	45,680
Goodwill impairment	—	—	—	92,942
Other operating expense (income), net	(190)	582	(1,091)	4,720
Loss from operations	(3,782)	(974)	(9,004)	(117,457)
Interest expense	3,489	1,862	12,664	18,898
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	2,390	144
Derivative payments on interest rate swap	—	4,133	1,717	4,133
Loss on interest rate swap	—	11,669	2,033	11,669
Other expense (income), net	(2,578)	(280)	(5,366)	(213)
Loss from continuing operations before benefit (provision) for income taxes and share of net income from joint venture	(4,693)	(18,358)	(22,442)	(152,088)
Benefit (provision) for income taxes	1,144	1,037	1,756	8,972
Share of net income from joint venture	2,805	1,834	6,261	3,626
Loss from continuing operations	(744)	(15,487)	(14,425)	(139,490)
Income (loss) from discontinued operations, net of tax (Note 2)	1,200	162,864	1,200	38,898
Net loss	$456	$147,377	$(13,225)	$(100,592)
Other comprehensive income (loss):
Reclassification adjustment for discontinued operations	$—	$5,961	$—	$5,961
Foreign currency translation loss	415	4,953	(1,135)	(1,683)
Interest rate swap:
Change in fair value, net of tax	235	—	59	(12,443)
Reclassification adjustment for losses included in net loss, net of tax	33	12,149	2,906	18,987
Other comprehensive income (loss)	$683	$23,063	$1,830	$10,822
Comprehensive loss	$1,139	$170,440	$(11,395)	$(89,770)
Basic net loss per common share:
Loss from continuing operations per common share	$(0.07)	$(0.44)	$(0.82)	$(3.60)
Income (loss) from discontinued operations per common share	0.03	3.85	0.03	0.92
Net loss per common share	$(0.04)	$3.41	$(0.79)	$(2.68)
Weighted average common shares outstanding	44,454	42,285	44,011	42,199
Diluted net loss per common share:
Loss from continuing operations per common share	$(0.07)	$(0.44)	$(0.82)	$(3.60)
Income (loss) from discontinued operations per common share	0.03	3.85	0.03	0.92
Net loss per common share	$(0.04)	$3.41	$(0.79)	$(2.68)
Weighted average common shares outstanding	44,454	42,285	44,011	42,199

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$28,656	$48,138
Accounts receivable, net	71,419	84,615
Inventories	75,027	62,517
Income tax receivable	11,808	8,800
Other current assets	9,372	11,148
Total current assets	196,282	215,218
Property, plant and equipment, net	209,105	223,690
Operating lease right-of-use assets	46,443	50,264
Intangible assets, net	88,718	103,065
Investment in joint venture	34,045	26,983
Deferred tax assets	314	—
Other non-current assets	4,194	5,742
Total assets	$579,101	$624,962
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,710	$37,435
Accrued salaries, wages and benefits	17,739	21,296
Income tax payable	2,072	3,557
Current maturities of long-term debt	3,074	4,885
Current portion of operating lease liabilities	5,704	4,797
Other current liabilities	8,718	31,261
Total current liabilities	74,017	103,231
Deferred tax liabilities	7,456	11,178
Long-term debt, net of current portion	151,052	79,025
Operating lease liabilities, net of current portion	51,295	55,053
Other non-current liabilities	17,289	17,237
Total liabilities	301,109	265,724
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at December 31, 2021	53,807	—
Series B convertible preferred stock - $0.01 par value per share, 100 shares authorized, issued and outstanding at December 31, 2020	—	105,086
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 42,686 and 43,027 shares issued and outstanding at December 31, 2020 and 2021, respectively	430	427
Additional paid-in capital	474,757	493,332
Accumulated deficit	(219,100)	(205,875)
Accumulated other comprehensive loss	(31,902)	(33,732)
Total stockholders’ equity	224,185	254,152
Total liabilities, preferred stock, and stockholders’ equity	$579,101	$624,962

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net (loss)	$(13,225)	$(100,592)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization of continuing operations	46,195	45,680
Depreciation and amortization of discontinued operations	—	35,731
Amortization of debt issuance costs and discount	1,381	15,692
Goodwill impairment of continuing operations	—	92,942
Goodwill impairment of discontinued operations	—	146,757
Other impairments	—	4,148
Loss on extinguishment of debt and write-off of debt issuance costs	2,390	1,532
Total derivative loss (gain), net of cash settlements	(3,259)	15,309
Share of net income from joint venture	(6,261)	(3,626)
Gain on disposal of discontinued operations, net of tax and cost to sell	(1,200)	(233,824)
Compensation expense from issuance of share-based awards	3,216	4,226
Deferred income taxes	(4,845)	(21,697)
Other	(2,611)	(4,730)
Changes in operating assets and liabilities:
Accounts receivable	13,698	10,831
Inventories	(12,959)	5,114
Accounts payable	343	(8,606)
Income taxes receivable and payable, net	(4,516)	(633)
Other	(2,761)	11,295
Net cash provided by operating activities	15,586	15,549
Cash flows from investing activities
Acquisition of property, plant and equipment	(18,221)	(23,773)
Proceeds from sale of property, plant, and equipment	1,418	3,317
Proceeds from (cash paid for post-closing adjustments on) sale of business, net of cash sold	(3,880)	743,178
Cash settlements of interest rate swap	(15,420)	(4,133)
Other	—	695
Net cash provided by (used in) investing activities	(36,103)	719,284
Cash flows from financing activities
Cash paid for debt issuance costs	(7,360)	(661)
Proceeds from issuance of preferred stock	61,793	—
Redemption of preferred stock	(122,434)	—
Proceeds from long-term debt	171,000	66,195
Repayments of long-term debt	(93,729)	(776,331)
Repayments of short-term debt, net	(1,563)	(924)
Other	(5,150)	(3,133)
Net cash provided by (used in) financing activities	2,557	(714,854)
Effect of exchange rate changes on cash flows	(1,522)	(3,544)
Net change in cash and cash equivalents	(19,482)	16,435
Cash and cash equivalents at beginning of period (1)	48,138	31,703
Cash and cash equivalents at end of period	$28,656	$48,138
_______________________________
(1) Cash and cash equivalents include $13.8 million of cash and cash equivalents that were included in current assets of discontinued operations as of December 31, 2019.

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended December 31,
$000s
NN, Inc. Consolidated	2021	2020
GAAP income (loss) from operations	$(3,782)	$(974)
Acquisition and transition expense*	1,030	3,694
Amortization of intangibles	3,587	3,587
Fixed asset impairments	—	1,019
Non-GAAP adjusted income (loss) from operations (a)	$835	$7,326

Non-GAAP adjusted operating margin (1)	0.8%	6.2%
GAAP net sales	$110,379	$119,028

	Three Months Ended December 31,
$000s
Power Solutions	2021	2020
GAAP income (loss) from operations	$(66)	$1,754
Acquisition and transition expense	—	592
Amortization of intangibles	2,749	2,748
Non-GAAP adjusted income (loss) from operations (a)	$2,683	$5,094

Non-GAAP adjusted operating margin (1)	6.0%	11.6%
GAAP net sales	$44,774	$43,962

	Three Months Ended December 31,
$000s
Mobile Solutions	2021	2020
GAAP income (loss) from operations	$697	$4,603
Acquisition and transition expense	—	359
Amortization of intangibles	838	838
Fixed asset impairments	—	1,019
Non-GAAP adjusted income (loss) from operations (a)	1,535	6,819

Share of net income from joint venture	2,805	1,834
Non-GAAP adjusted income (loss) from operations with JV	$4,340	$8,653

Non-GAAP adjusted operating margin (1)	6.6%	11.5%
GAAP net sales	$65,615	$75,068

	Three Months Ended December 31,
$000s
Elimination	2021	2020
GAAP net sales	$(10)	$(2)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2021 expense includes $1.0 million of professional fees, and 2020 expense includes $0.6 million of capacity and capabilities development expenses, $0.5 million of professional fees, and $2.6 million of integration and transformation fees.

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Twelve Months Ended December 31,
$000s
NN, Inc. Consolidated	2021	2020
GAAP income (loss) from operations	(9,004)	(117,457)
Acquisition and transition expense*	4,802	16,939
Amortization of intangibles	14,348	14,348
Impairments (Goodwill and fixed assets)	—	93,967
Non-GAAP adjusted income (loss) from operations (a)	$10,146	$7,797

Non-GAAP adjusted operating margin (1)	2.1%	1.8%
GAAP net sales	477,584	427,534

	Twelve Months Ended December 31,
$000s
Power Solutions	2021	2020
GAAP income (loss) from operations	6,493	(85,983)
Acquisition and transition expense	386	4,235
Amortization of intangibles	10,994	10,993
Impairments (Goodwill and fixed assets)	—	92,948
Non-GAAP adjusted income (loss) from operations (a)	$17,873	$22,193

Non-GAAP adjusted operating margin (1)	9.3%	13.0%
GAAP net sales	191,800	171,269

	Twelve Months Ended December 31,
$000s
Mobile Solutions	2021	2020
GAAP income (loss) from operations	9,039	5,229
Acquisition and transition expense	566	1,594
Amortization of intangibles	3,353	3,352
Impairments (Goodwill and fixed assets)	—	1,019
Non-GAAP adjusted income (loss) from operations (a)	$12,958	$11,194

Share of net income from joint venture	6,261	3,627
Non-GAAP adjusted income (loss) from operations with JV	$19,219	$14,821

Non-GAAP adjusted operating margin (1)	6.7%	5.8%
GAAP net sales	285,863	256,360

	Twelve Months Ended December 31,
$000s
Elimination	2021	2020
GAAP net sales	(79)	(95)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2021 expense includes $2.3 million in professional fees and $2.5 million in integration and transformation fees while 2020 expense is comprised of $2.4 million of capacity and capabilities development fees, $3.2 million professional fees, $7.5 million integration and transformation fees, and $3.9 million of asset write-downs

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended December 31,

000's	2021	2020
GAAP net income (loss)	$456	$147,377

Benefit for income taxes	(1,144)	(1,037)
Interest expense	3,489	1,862
Pre-tax derivative loss, net of cash settlements	—	15,802
Change in fair value of preferred stock derivatives and warrants	(2,403)	(338)
Depreciation and amortization	11,335	11,561
Acquisition and transition expense	1,030	3,694
Non-cash stock compensation	635	56
Non-cash foreign exchange (gain) loss on inter-company loans	(117)	(534)
Costs related to divested businesses and litigation settlement	—	247
(Income) loss from discontinued operations, net of tax	(1,200)	(162,864)
Fixed asset impairments	—	1,019
Non-GAAP adjusted EBITDA (b)	$12,081	$16,845

Non-GAAP adjusted EBITDA margin (2)	10.9%	14.2%
GAAP net sales	$110,379	$119,028
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

	Twelve Months Ended December 31,

000's	2021	2020
GAAP net income (loss)	$(13,225)	$(100,592)

Benefit for income taxes	(1,756)	(8,972)
Interest expense	12,664	18,898
Write-off of unamortized debt issuance cost	2,390	144
Pre-tax derivative loss, net of cash settlements	3,750	15,802
Change in fair value of preferred stock derivatives and warrants	(7,009)	(499)
Depreciation and amortization	46,195	45,680
Acquisition and transition expense	4,802	16,850
Non-cash stock compensation	3,529	3,581
Non-cash foreign exchange (gain) loss on inter-company loans	474	274
Costs related to divested businesses and litigation settlement	1,500	247
(Income) loss from discontinued operations, net of tax	(1,200)	(38,898)
Fixed asset and goodwill impairments	—	93,967
Non-GAAP adjusted EBITDA (b)	$52,114	$46,482

Non-GAAP adjusted EBITDA margin (2)	10.9%	10.9%
GAAP net sales	477,584	427,534
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income and Net Income (Loss) per
Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended December 31,
000's	2021	2020
GAAP net income (loss)	$456	$147,377

Pre-tax acquisition and transition expense	1,030	3,694
Pre-tax foreign exchange (gain) loss on inter-company loans	(117)	(534)
Pre-tax change in fair value of preferred stock derivatives and warrants	(2,403)	(338)
Pre-tax amortization of intangibles and deferred financing costs	3,919	4,000
Pre-tax derivative loss, net of cash settlements	—	15,802
Pre-tax impairments of fixed asset costs	—	1,019
Pre-tax costs related to divested businesses and litigation settlement	—	247
Tax effect of adjustments reflected above (c)	(510)	(5,019)
Non-GAAP discrete tax adjustments	(2,000)	3,629
(Income) loss from discontinued operations, net of tax	(1,200)	(162,864)
Non-GAAP adjusted net income (loss) (d)	$(825)	$7,013

	Three Months Ended December 31,
Per diluted common share	2021	2020
GAAP net income (loss) per diluted common share	$(0.04)	$3.41

Pre-tax acquisition and transition expense	0.02	0.09
Pre-tax foreign exchange (gain) loss on inter-company loans	—	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.05)	(0.01)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Pre-tax interest rate swap payments and change in fair value	—	0.37
Pre-tax impairments of fixed asset costs	—	0.02
Pre-tax costs related to divested businesses and litigation settlement	—	0.01
Tax effect of adjustments reflected above (c)	(0.01)	(0.12)
Non-GAAP discrete tax adjustments	(0.04)	0.09
(Income) loss from discontinued operations, net of tax	(0.03)	(3.85)
Preferred stock cumulative dividends and deemed dividends	0.05	0.08
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.01)	$0.17
Weighted average common shares outstanding	44,454	42,285

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income and Net Income (Loss) per
Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Twelve Months Ended December 31,
000's	2021	2020
GAAP net income (loss)	$(13,225)	$(100,592)

Pre-tax acquisition and transition expense	4,802	16,939
Pre-tax foreign exchange (gain) loss on inter-company loans	474	274
Pre-tax write-off of unamortized debt issuance costs	2,390	144
Pre-tax change in fair value of preferred stock derivatives and warrants	(7,009)	(499)
Pre-tax amortization of intangibles and deferred financing costs	15,729	16,056
Pre-tax derivative loss, net of cash settlements	3,750	15,802
Pre-tax impairments of fixed asset costs	—	1,026
Pre-tax costs related to divested businesses and litigation settlement	1,500	247
Tax effect of adjustments reflected above (c)	(4,569)	(10,432)
Non-GAAP discrete tax adjustments	(913)	31
(Income) loss from discontinued operations, net of tax	(1,200)	(38,898)
Goodwill impairments	—	92,942
Non-GAAP adjusted net income (loss) (d)	$1,729	$(6,960)

	Twelve Months Ended December 31,
Per diluted common share	2021	2020
GAAP net income (loss) per diluted common share	$(0.79)	$(2.68)

Pre-tax acquisition and transition expense	0.11	0.42
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.01
Pre-tax write-off of unamortized debt issuance costs	0.05	—
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.16)	(0.01)
Pre-tax amortization of intangibles and deferred financing costs	0.36	0.38
Pre-tax interest rate swap payments and change in fair value	0.09	0.37
Pre-tax impairments of fixed asset costs	—	0.02
Pre-tax costs related to divested businesses and litigation settlement	0.03	0.01
Tax effect of adjustments reflected above (c)	(0.10)	(0.25)
Non-GAAP discrete tax adjustments	(0.02)	—
(Income) loss from discontinued operations, net of tax	(0.03)	(0.92)
Goodwill impairments	—	2.20
Preferred stock cumulative dividends and deemed dividends	0.49	0.29
Non-GAAP adjusted net income (loss) per diluted common share (d)	$0.04	$(0.16)
Weighted average common shares outstanding	44,011	42,199

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,
000’s	2021	2020
Net cash provided by (used in) operating activities	9,895	(3,795)
Acquisition of property, plant and equipment	(3,665)	(3,255)
Free cash flow	$6,230	$(7,050)

	Twelve Months Ended December 31,
000’s	2021	2020
Net cash provided by (used in) operating activities	15,586	$15,549
Acquisition of property, plant and equipment	(18,221)	(23,773)
Free cash flow	$(2,635)	$(8,224)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.